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                                                                EXHIBIT 21


                            LIST OF SUBSIDIARIES





The following is a list of the significant subsidiaries of the registrant as of March 5, 1997. Each such subsidiary does business under its corporate name.





                                                   Jurisdiction of
Subsidiary                                          Incorporation


EID Corporation                                    Liberia

Ethyl Additive N.V.                                Belgium

Ethyl Asia Pacific Company                         Virginia

Ethyl Brasil Aditivos S.A.                         Brazil

Ethyl Canada Inc.                                  Province of Ontario, Canada

Ethyl Europe S.A.                                  Belgium

Ethyl Foreign Sales Corporation                    U.S. Virgin Islands

Ethyl Interamerica Corporation                     Delaware

Ethyl Japan Corporation                            Japan

Ethyl Korea Limited                                Korea

Ethyl Mineraloel-Additive GmbH                     Germany

Ethyl Petroleum Additives, Inc.                    Delaware

Ethyl Petroleum Additives Limited                  United Kingdom

Ethyl Shipping Company Limited                     United Kingdom